EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Applebee's International, Inc. on Form S-3 of our report dated May 15, 1995, appearing in Form 8-K of Applebee's International, Inc. dated September 6, 1995, and to the reference to us under the heading "Experts" in such Registration Statement.







DELOITTE & TOUCHE LLP
Kansas City, Missouri
September 6, 1995